SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GENCORP INC

                    GABELLI INTERNATIONAL LTD
                                 4/30/01            3,000-           12.0500
                    GAMCO INVESTORS, INC.
                                 5/16/01            2,000            11.9990
                                 5/15/01            2,178              *DI
                                 5/15/01              500-           11.9000
                                 5/11/01            1,000            12.0000
                                 5/10/01            6,200            11.9702
                                 4/30/01           15,000            12.0500
                                 4/26/01            1,400            11.9987
                                 4/26/01            3,300            11.9987
                                 4/20/01          115,000            11.9980
                                 4/20/01          173,600            11.9980
                     GABELLI FUNDS, LLC.
                         GABELLI VALUE FUND
                                 4/20/01          100,000            12.0000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.